SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

Integrated Electrical Services, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500, Houston, Texas 77056

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

As disclosed by Integrated Electrical Services, Inc., a Delaware corporation (“IES” or the “Company”), in Amendment No. 1 to its registration statement on Form S-1 (Registration No. 333-196551), filed with the Securities and Exchange Commission on June 27, 2014 (as amended, the “Registration Statement”), IES intends, subject to receipt of notice of effectiveness of the Registration Statement from the Securities and Exchange Commission, to undertake a rights offering, in connection with which the Company will distribute, at no charge, to the holders of shares of its common stock, par value $0.01 per share (the “Common Stock”), as of 5:00 p.m., Eastern Time, on July 7, 2014, which is the record date for the proposed rights offering (the “Record Date”), one non-transferable subscription right for each share of Common Stock owned on the Record Date.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, and there will be no sale of any securities in any state in which such an offer, solicitation, or purchase would be unlawful prior to the registration or qualification of such securities under the securities laws of any such state. The offer of the shares of Common Stock issuable upon exercise of the rights to be distributed in the proposed rights offering will be made only by means of the prospectus forming a part of the Registration Statement, following receipt of notice of effectiveness of the Registration Statement from the Securities and Exchange Commission, and related documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: June 27, 2014	/s/ Gail D. Makode
Gail D. Makode
Senior Vice President and General Counsel